Exhibit 5.1

August 3, 2015

NextEra Energy Partners, LP
700 Universe Boulevard
Juno Beach, Florida 33408

Ladies and Gentlemen:
We are acting as counsel to NextEra Energy Partners, LP, a Delaware limited partnership (the “Partnership”), in connection with its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the proposed public offering of an unlimited amount of one or more series of the following securities of the Partnership: (i) common units representing limited partner interests (the “Common Units”), (ii) preferred units representing limited partner interests (the “Preferred Units”), (iii) warrants to purchase Preferred Units (the “Preferred Unit Warrants”), (iv) warrants to purchase Common Units (the “Common Unit Warrants”), and (v) subscription rights to purchase Common Units (the “Subscription Rights” and, together with the Common Units, Preferred Units, Preferred Unit Warrants, and Common Unit Warrants, the “Securities”), all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S‑K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.
For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.
For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Partnership to be offered from time to time will have been duly authorized and established by proper action of the board of directors of NextEra Energy Partners GP, Inc., the general partner of the Partnership, or a duly authorized committee of such board (“Board Action”) consistent with the procedures and terms described in the Registration Statement and in accordance with the Partnership’s Certificate of Limited Partnership and First Amended and Restated Agreement of Limited Partnership (as it may be amended from time to time, the “Partnership Agreement”) and applicable Delaware partnership law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Partnership or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended (the “Act”) or have automatically become effective upon filing, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any Preferred Unit Warrants will be issued under one or more equity warrant agreements, each to be between the Partnership and a financial institution identified therein as a warrant agent; (iv) any Common Unit Warrants will be issued under one or more equity warrant agreements, each to be between the Partnership and a financial institution identified therein as a warrant agent; (v) prior to any issuance of Preferred Units an appropriate amendment to the Partnership Agreement will be duly executed and delivered; (vi) any Subscription Rights will be issued under one or more subscription rights agreements; (vii) the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; (viii) the laws of the State of New York will be the governing law under any warrant agreement or subscription rights agreement; and (ix) the Partnership will remain a Delaware partnership.
To the extent that the obligations of the Partnership with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the warrant agreement for any Preferred Unit Warrants or Common Unit Warrants, under the subscription rights agreement for any Subscription Rights, namely, the warrant agent or the rights agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such warrant agreement or subscription rights agreement as applicable; that such warrant agreement or subscription rights agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such warrant agreement or subscription rights agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such warrant agreement or subscription rights agreement, as applicable.
This opinion letter is based as to matters of law solely on the applicable provisions of the following, as currently in effect: (i) as to the opinions given in paragraphs (a) and (b), the Delaware Revised Uniform Limited Partnership Act, as amended, and (ii) as to the opinions given in paragraphs (c), (d), and (e), the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, we express no opinion as to any effect that such other laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein).
Based upon, subject to and limited by the foregoing, we are of the opinion that:
(a)    The Preferred Units (including any Preferred Units that are duly issued upon the exercise of Preferred Unit Warrants and receipt by the Partnership of any additional consideration payable upon such exercise), upon due execution and delivery on behalf of the Partnership of certificates therefor, including global certificates, or the entry of the issuance thereof in the books and records of the Partnership, as the case may be, will be validly issued and the holders of the Preferred Units will have no obligation to make any further payments for the purchase of their Preferred Units or contributions to the Partnership solely by reason of their ownership of the Preferred Units.
(b)    The Common Units (including any Common Units duly issued upon the exercise of Common Unit Warrants and receipt by the Partnership of any additional consideration payable upon such exercise), upon due execution and delivery on behalf of the Partnership of certificates therefor, including global certificates, or the entry of the issuance thereof in the books and records of the Partnership, as the case may be, will be validly issued and the holders of the Common Units will have no obligation to make any further payments for the purchase of their Common Units or contributions to the Partnership solely by reason of their ownership of the Common Units.
(c)    The Preferred Unit Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Partnership and the warrant agent named therein and due authentication of the Preferred Unit Warrants by such warrant agent, and upon due execution and delivery of the Preferred Unit Warrants on behalf of the Partnership, will constitute valid and binding obligations of the Partnership.
(d)    The Common Unit Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Partnership and the warrant agent named therein and due authentication of the Common Unit Warrants by such warrant agent, and upon due execution and delivery of the Common Unit Warrants on behalf of the Partnership, will constitute valid and binding obligations of the Partnership.
(e)    The Subscription Rights, upon due execution and delivery of a subscription rights agreement relating thereto on behalf of the Partnership, and upon due execution and delivery of one or more certificates bearing such terms on behalf of the Partnership, will constitute valid and binding obligations of the Partnership.
The opinions expressed in Paragraphs (c), (d) and (e) above with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law).
This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.
Very truly yours,

/s/ HOGAN LOVELLS US LLP

HOGAN LOVELLS US LLP